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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-60643 of Dole Food Company, Inc. on Form S-8 of our report dated June 21, 2002, appearing on Form 11-K of the Dole Food Company, Inc. 401(k) Plan for Salaried Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Los Angeles, California
June 25, 2002

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INDEPENDENT AUDITORS' CONSENT